Exhibit 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-K of Guangzhou Global Telecom, Inc., for the Year ending December 31, 2008, I, Richard Yan, Chief Financial Officer of  Guangzhou Global Telecom Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

 1. Such Quarterly Report on Form 10-K for the year ending December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 2. The information contained in such Yearly Report on Form 10-K for the year ended December 31, 2008, fairly represents in all material respects, the financial condition and results of operations of Guangzhou Global Telecom, Inc.

Date: March 30, 2009

/s/ Richard Yan
Richard Yan
Chief Financial Officer